Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--July 18, 2023
SECOND QUARTER 2023 FINANCIAL RESULTS

Quarter Highlights:

Net income	Earnings per share	PPNR[1]	Net interest margin	Efficiency ratio[1]	Book value per common share
$215.7 million	$1.96	$282.1 million	3.42%	50.5%	$49.22
					$43.09[1], excluding goodwill and intangibles

CEO COMMENTARY:
“Western Alliance continued to successfully execute its balance sheet repositioning strategy and return to normal business operations by bolstering liquidity and capital, sustaining profitability and expanding core client relationships,” said Kenneth A. Vecchione, President and Chief Executive Officer. “Quarterly deposit growth of $3.5 billion lowered our HFI loan-to-deposit ratio to 94%, with total insured and collateralized deposits representing 81% of deposits and available liquidity coverage of 276% of uninsured deposits. We achieved net income of $215.7 million and earnings per share of $1.96 for the second quarter 2023, which resulted in a return on tangible common equity[1] of 18.2%. Tangible book value per share[1] climbed 3.7% quarterly to $43.09, or 17.5% year-over-year, with a CET1 ratio of 10.1%."

LINKED-QUARTER BASIS	YEAR-OVER-YEAR

FINANCIAL HIGHLIGHTS:
▪Net income of $215.7 million and earnings per share of $1.96, compared to $142.2 million and $1.28 (or $2.30, as adjusted1), respectively
▪Net revenue of $669.3 million, an increase of 21.3%, or $117.4 million, compared to an increase in non-interest expenses of 11.4%, or $39.5 million
▪Adjusted net revenue1 of $670.2 million, a decrease of $42.0 million
▪Pre-provision net revenue1 of $282.1 million, down $69.5 million from $351.6 million
▪Effective tax rate of 17.1%, compared to 23.0%
▪Net income of $215.7 million and earnings per share of $1.96, down 17.1% and 18.0%, from $260.2 million and $2.39, respectively
▪Net revenue of $669.3 million, an increase of 8.0%, or $49.3 million, compared to an increase in non-interest expenses of 44.1%, or $118.5 million
▪Adjusted net revenue1 of $670.2 million, an increase of $40.0 million
▪Pre-provision net revenue1 of $282.1 million, down $79.2 million from $361.3 million
▪Effective tax rate of 17.1%, compared to 19.6%

FINANCIAL POSITION RESULTS:
▪HFI loans of $47.9 billion, up $1.4 billion, or 3.1%
▪Total deposits of $51.0 billion, up $3.5 billion, or 7.3%
▪Stockholders' equity of $5.7 billion, up $164 million
▪Decrease in HFI loans of $697 million, or 1.4%
▪Decrease in total deposits of $2.7 billion, or 5.0%
▪Increase in stockholders' equity of $726 million

LOANS AND ASSET QUALITY:
▪Nonperforming assets (nonaccrual loans and repossessed assets) to total assets of 0.39%, compared to 0.17%
▪Annualized net loan charge-offs to average loans outstanding of 0.06%, compared to 0.05%
▪Nonperforming assets to total assets of 0.39%, compared to 0.15%
▪Annualized net loan charge-offs to average loans outstanding of 0.06%, compared to 0.01%

KEY PERFORMANCE METRICS:
▪Net interest margin of 3.42% decreased from 3.79%
▪Return on average assets and on tangible common equity1 of 1.23% and 18.2%, compared to 0.81% and 12.2%, respectively
▪Return on average assets and tangible common equity1 of 1.23% and 18.2% compared to 1.43% and 21.9% as adjusted1, respectively
▪Tangible common equity ratio1 of 7.0%, compared to 6.5%
▪CET 1 ratio of 10.1% increased from 9.4%
▪Tangible book value per share1, net of tax, of $43.09, an increase of 3.7% from $41.56
▪Adjusted efficiency ratio1 of 50.5%, compared to 43.2%
▪Net interest margin of 3.42% decreased from 3.54%
▪Return on average assets and on tangible common equity1 of 1.23% and 18.2%, compared to 1.62% and 25.6%, respectively
▪Return on average assets and tangible common equity1 of 1.23% and 18.2% compared to 1.68% and 26.4% as adjusted1, respectively
▪Tangible common equity ratio1 of 7.0% increased from 6.1%
▪CET 1 ratio of 10.1% increased from 9.0%
▪Tangible book value per share1, net of tax, of $43.09, an increase of 17.5% from $36.67
▪Adjusted efficiency ratio1 of 50.5%, compared to 40.4%

1     See reconciliation of Non-GAAP Financial Measures starting on page 19.

Income Statement
Net interest income totaled $550.3 million in the second quarter 2023, a decrease of $59.6 million, or 9.8%, from $609.9 million in the first quarter 2023, and an increase of $25.3 million, or 4.8%, compared to the second quarter 2022. The decrease in net interest income from the first quarter 2023 is due to an increase in average short-term borrowings, combined with higher interest rates and was partially offset by higher yields on loans. The increase in net interest income from the second quarter 2022 was driven by higher yields on HFI loans, partially offset by an increase in both the balances and rates of borrowings and deposits.
The Company recorded a provision for credit losses of $21.8 million in the second quarter 2023, an increase of $2.4 million from $19.4 million in the first quarter 2023, and a decrease of $5.7 million from $27.5 million in the second quarter 2022. The increase in provision for credit losses during the second quarter 2023 is primarily due to heightened economic uncertainty, particularly in the commercial real estate market.
The Company’s net interest margin in the second quarter 2023 was 3.42%, a decrease from 3.79% in the first quarter 2023, and a decrease from 3.54% in the second quarter 2022. An increase in short-term borrowings and higher rates on these borrowings and on deposits drove a decrease in net interest margin from the first quarter 2023, with higher yields on loans partially offsetting this decrease. The decrease in net interest margin from the second quarter 2022 was driven by higher average balances and rates on deposits and borrowings.
Non-interest income was $119.0 million for the second quarter 2023, compared to $(58.0) million for the first quarter 2023, and $95.0 million for the second quarter 2022. Non-interest income for the first quarter 2023 was impacted by significant non-operating losses that were incurred in response to actions undertaken by the Company to reposition its balance sheet in light of the disruption in the banking industry caused by recent bank failures. After adjusting for losses on security sales and fair value adjustments primarily related to the transfer of $6.0 billion of held for investment loans to held for sale to further strengthen the Company's capital and liquidity position, adjusted non-interest income1 was $102.3 million for the first quarter 2023. Total non-operating items for the second quarter 2023 were not significant as losses on security sales of $13.6 million were offset by fair value gain adjustments of $12.7 million. Also contributing to the increase in non-interest income for the quarter was an increase of $30.9 million in net gain on loan origination and sale activities from higher spreads and volume, partially offset by a $17.8 million decrease in net loan servicing revenue due to losses on MSR hedges and lower servicing income. The $24.0 million increase in non-interest income from the second quarter 2022 was driven by a higher net gain on loan origination and sale activities and gains on fair value adjustments compared to a loss in the second quarter of 2022, partially offset by lower net loan servicing revenue and losses from sales of investment securities.

Net revenue totaled $669.3 million for the second quarter 2023, compared to $551.9 million and $620.0 million for the first quarter 2023 and second quarter 2022, respectively. After adjusting for losses on security sales and fair value adjustments, adjusted net revenue1 was $670.2 million for the second quarter 2023, a decrease of $42.0 million, compared to $712.2 million for the first quarter 2023, and an increase of $40.0 million, or 6.3%, compared to $630.2 million for the second quarter 2022.
Non-interest expense was $387.4 million for the second quarter 2023, compared to $347.9 million for the first quarter 2023, and $268.9 million for the second quarter 2022. After adjusting first quarter 2023 non-interest expense for a net gain on extinguishment of debt from payoff of credit linked notes of $12.7 million, adjusted non-interest expense1 was $360.6 million. The increase in non-interest expense from the first quarter 2023 is due primarily to higher insurance costs related to elevated insured and brokered deposit levels. The increase in non-interest expense from the second quarter 2022 is attributable to an increase in deposit and insurance costs. The Company’s adjusted efficiency ratio1 was 50.5% for the second quarter 2023, compared to 43.2% in the first quarter 2023, and 40.4% for the second quarter 2022.
Income tax expense was $44.4 million for the second quarter 2023, compared to $42.4 million for the first quarter 2023, and $63.4 million for the second quarter 2022.
Net income was $215.7 million for the second quarter 2023, an increase of $73.5 million from $142.2 million for the first quarter 2023, and a decrease of $44.5 million from $260.2 million for the second quarter 2022. Earnings per share totaled $1.96 for the second quarter 2023, compared to $1.28 for the first quarter 2023, and $2.39 for the second quarter 2022. After adjusting for the non-operating items noted above, adjusted earnings per share totaled $2.30 for the first quarter 2023.
The Company views its pre-provision net revenue1 ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as adjusted net revenue1 less adjusted non-interest expense1. For the second quarter 2023, the Company’s PPNR1 was $282.1 million, down $69.5 million from $351.6 million in the first quarter 2023, and down $79.2 million from $361.3 million in the second quarter 2022.
The Company had 3,336 full-time equivalent employees and 56 offices at June 30, 2023, compared to 3,340 employees and 57 offices at March 31, 2023, and 3,254 employees and 60 offices at June 30, 2022.

1    See reconciliation of Non-GAAP Financial Measures starting on page 19.

Balance Sheet
HFI loans, net of deferred fees totaled $47.9 billion at June 30, 2023, compared to $46.4 billion at March 31, 2023, and $48.6 billion at June 30, 2022. The increase in HFI loans of $1.4 billion from the prior quarter was driven by an increase of $1.2 billion in commercial and industrial and $296 million in CRE non-owner occupied loans, with approximately half of this increase attributable to loan transfers from HFS to HFI. The decrease in HFI loans of $697 million from June 30, 2022 was driven by a $4.1 billion decrease in commercial and industrial loans, resulting from the transfer of a significant portion of HFI loans to HFS in the first quarter 2023 as part of the Company's balance sheet repositioning strategy. This decrease was partially offset by increases in CRE non-owner occupied and construction and land development loans of $2.1 billion and $1.2 billion, respectively. HFS loans totaled $3.2 billion at June 30, 2023, compared to $7.0 billion at March 31, 2023, and $2.8 billion at June 30, 2022. The decrease of $3.9 billion in HFS loans from the prior quarter is primarily related to execution of the Company's balance sheet repositioning strategy, with loan dispositions totaling $3.5 billion during the quarter. The increase of $353 million in HFS loans from June 30, 2022 relates to loans transferred to HFS during the first quarter 2023, partially offset by a decrease in AmeriHome HFS loans.
The Company's allowance for credit losses on HFI loans consists of an allowance for funded HFI loans and an allowance for unfunded loan commitments. At June 30, 2023, the allowance for loan losses to funded HFI loans ratio was 0.67%, compared to 0.66% at March 31, 2023, and 0.56% at June 30, 2022. The allowance for credit losses, which includes the allowance for unfunded loan commitments, to funded HFI loans ratio was 0.76% at June 30, 2023, compared to 0.75% at March 31, 2023, and 0.67% at June 30, 2022. The Company is a party to credit linked note transactions, which effectively transfer a portion of the risk of losses on reference pools of loans to the purchasers of the notes. The Company is protected from first credit losses on reference pools of loans totaling $9.4 billion, $9.8 billion, and $11.1 billion as of June 30, 2023, March 31, 2023, and June 30, 2022, respectively, under these transactions. However, as these note transactions are considered to be free standing credit enhancements, the allowance for credit losses cannot be reduced by the expected credit losses that may be mitigated by these notes. Accordingly, the allowance for loan and credit losses ratios include an allowance of $21.4 million as of June 30, 2023, $20.8 million as of March 31, 2023, and $18.5 million as of June 30, 2022, related to these pools of loans. The allowance for credit losses to funded HFI loans ratio, adjusted to reduce the HFI loan balance by the amount of loans in covered reference pools, was 0.94% at June 30, 2023, 0.95% at March 31, 2023, and 0.87% at June 30, 2022.
Deposits totaled $51.0 billion at June 30, 2023, an increase of $3.5 billion from $47.6 billion at March 31, 2023, and a decrease of $2.7 billion from $53.7 billion at June 30, 2022. By deposit type, the increase from the prior quarter is attributable to increases of $2.0 billion from certificates of deposits, $1.9 billion from interest bearing demand deposits, and $268 million from non-interest bearing demand deposits, partially offset by a $760 million decrease in savings and money market accounts. From June 30, 2022, non-interest bearing demand deposits and savings and money market accounts decreased $7.0 billion and $5.9 billion, respectively. These decreases were partially offset by increases in certificates of deposit and interest-bearing demand deposits of $6.0 billion and $4.3 billion, respectively. Non-interest bearing deposits were $16.7 billion at June 30, 2023, compared to $16.5 billion at March 31, 2023, and $23.7 billion at June 30, 2022.
The table below shows the Company's deposit types as a percentage of total deposits:

	Jun 30, 2023	Mar 31, 2023	Jun 30, 2022
Non-interest bearing	32.8%	34.6%	44.2%
Savings and money market	25.6	29.1	35.4
Interest-bearing demand	24.8	22.5	15.6
Certificates of deposit	16.8	13.8	4.8
The Company’s ratio of HFI loans to deposits was 93.8% at June 30, 2023, compared to 97.6% at March 31, 2023, and 90.4% at June 30, 2022.
Borrowings were $9.6 billion at June 30, 2023, $15.9 billion at March 31, 2023, and $5.2 billion at June 30, 2022. Borrowings decreased from March 31, 2023 due primarily to a decrease in short-term borrowings of $6.0 billion and payoffs of credit linked notes of $266 million. The increase in borrowings from June 30, 2022 is due to an increase in short-term borrowings of $3.8 billion, partially offset by payoffs of credit linked notes in the first half of 2023.
Qualifying debt totaled $888 million at June 30, 2023, compared to $895 million at March 31, 2023, and $891 million at June 30, 2022.
Stockholders’ equity was $5.7 billion at June 30, 2023, compared to $5.5 billion at March 31, 2023 and $5.0 billion at June 30, 2022. The increase in stockholders’ equity quarter over quarter was due to net income, partially offset by dividends to shareholders and unrealized fair value losses of $24 million on the Company's available for sale securities, which are recorded in other comprehensive loss, net of tax. Cash dividends of $39.4 million ($0.36 per common share) and $3.2 million ($0.27 per depository share) were paid to shareholders during the second quarter 2023. The increase in stockholders' equity from June 30, 2022 is primarily a function of net income and sales of common stock under the Company's ATM program, partially offset by dividends to shareholders and an increase in unrealized fair value losses on available for sale securities.
At June 30, 2023, tangible common equity, net of tax1, was 7.0% of tangible assets1 and total capital was 13.0% of risk-weighted assets. The Company’s tangible book value per share1 was $43.09 at June 30, 2023, an increase of 3.7% from $41.56 at March 31, 2023, and up 17.5% from $36.67 at June 30, 2022. The increase in tangible book value per share from March 31, 2023 is attributable to net income.
Total assets decreased 4.1% to $68.2 billion at June 30, 2023, from $71.0 billion at March 31, 2023, and increased 3.2% from $66.1 billion at June 30, 2022. The decrease in total assets from March 31, 2023 was driven by a decrease in HFS loans and cash, partially offset by an increase in HFI loans. The increase in total assets from June 30, 2022 was driven by an increase in investments and HFS loans, partially offset by a decrease in HFI loans.
1     See reconciliation of Non-GAAP Financial Measures starting on page 19.

Asset Quality
Provision for credit losses totaled $21.8 million for the second quarter 2023, compared to $19.4 million for the first quarter 2023, and $27.5 million for the second quarter 2022. Net loan charge-offs in the second quarter 2023 were $7.4 million, or 0.06% of average loans (annualized), compared to $6.0 million, or 0.05%, in the first quarter 2023, and $1.4 million, or 0.01%, in the second quarter 2022.
Nonaccrual loans increased $149 million to $256 million during the quarter and increased $171 million from June 30, 2022. Loans past due 90 days and still accruing interest were zero, compared to $1 million at March 31, 2023, and zero at June 30, 2022 (excluding government guaranteed loans of $481 million, $494 million, and $555 million, respectively). Loans past due 30-89 days and still accruing interest totaled $121 million at June 30, 2023, an increase from $58 million at March 31, 2023, and an increase from $117 million at June 30, 2022 (excluding government guaranteed loans of $289 million, $281 million, and $161 million, respectively).
Repossessed assets totaled $11 million at June 30, 2023, flat from March 31, 2023, and a $1 million decrease from $12 million at June 30, 2022. Classified assets totaled $604 million at June 30, 2023, an increase of $145 million from $459 million at March 31, 2023, and an increase of $258 million from $346 million at June 30, 2022.
The ratio of classified assets to Tier 1 capital plus the allowance for credit losses, a common regulatory measure of asset quality, was 10.0% at June 30, 2023, compared to 7.8% at March 31, 2023, and 6.7% at June 30, 2022.

1     See reconciliation of Non-GAAP Financial Measures starting on page 19.

Segment Highlights
The Company's reportable segments are aggregated with a focus on products and services offered and consist of three reportable segments:
–Commercial segment: provides commercial banking and treasury management products and services to small and middle-market businesses, specialized banking services to sophisticated commercial institutions and investors within niche industries, as well as financial services to the real estate industry.
–Consumer Related segment: offers both commercial banking services to enterprises in consumer-related sectors and consumer banking services, such as residential mortgage banking.
–Corporate & Other segment: consists of the Company's investment portfolio, Corporate borrowings and other related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Commercial and Consumer Related segments include loan and deposit growth, asset quality, and pre-tax income.
The Commercial segment reported an HFI loan balance of $28.1 billion at June 30, 2023, an increase of $857 million during the quarter, and a decrease of $1.3 billion during the last twelve months. The Commercial segment also has loans held for sale of $1.0 billion at June 30, 2023, a decrease of $3.7 billion during the quarter. Deposits for the Commercial segment totaled $21.5 billion at June 30, 2023, a decrease of $531 million during the quarter, and a decrease of $8.0 billion during the last twelve months.
Pre-tax income for the Commercial segment was $221.4 million for the three months ended June 30, 2023, an increase of $62.0 million from the three months ended March 31, 2023, and a decrease of $18.5 million from the three months ended June 30, 2022. For the six months ended June 30, 2023, the Commercial segment reported total pre-tax income of $380.9 million, a decrease of $95.7 million compared to the six months ended June 30, 2022.
The Consumer Related segment reported an HFI loan balance of $19.7 billion at June 30, 2023, an increase of $583 million during the quarter, and an increase of $612 million during the last twelve months. The Consumer Related segment also has loans held for sale of $2.1 billion at June 30, 2023, a decrease of $183 million during the quarter, and a decrease of $696 million during the last twelve months. Deposits for the Consumer Related segment totaled $22.4 billion, an increase of $2.4 billion during the quarter and an increase of $2.7 billion during the last twelve months.
Pre-tax income for the Consumer Related segment was $56.7 million for the three months ended June 30, 2023, a decrease of $0.1 million from the three months ended March 31, 2023, and a decrease of $103.4 million from the three months ended June 30, 2022. Pre-tax income for the Consumer Related segment for the six months ended June 30, 2023 totaled $113.3 million, a decrease of $173.8 million compared to the six months ended June 30, 2022.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its second quarter 2023 financial results at 12:00 p.m. ET on Wednesday, July 19, 2023. Participants may access the call by dialing 1-833-470-1428 and using access code 389791 or via live audio webcast using the website link https://events.q4inc.com/attendee/147801611. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 3:00 p.m. ET July 19th through 11:00 p.m. ET August 19th by dialing 1-866-813-9403, using access code 616595.

Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.

Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company's subsequent Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission; adverse developments in the financial services industry generally such as the recent bank failures and any related impact on depositor behavior; risks related to the sufficiency of liquidity; the potential adverse effects of unusual and infrequently occurring events such as the COVID-19 pandemic and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts such as the war between Russia and Ukraine; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.

About Western Alliance Bancorporation
With more than $65 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. Through its primary subsidiary, Western Alliance Bank, Member FDIC, business clients benefit from a full spectrum of tailored banking solutions and outstanding service delivered by industry experts who put customers first. Major accolades include #2 best-performing of the 50 largest public U.S. banks in the S&P Global Market Intelligence listing for 2021, and #1 Best Emerging Regional Bank for 2022 by Bank Director. Serving clients across the country wherever business happens, Western Alliance Bank operates individual, full-service banking and financial brands with offices in key markets nationwide. For more information, visit westernalliancebank.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
				As of June 30,
				2023	2022	Change %
				(in millions)
Total assets				$68,160	$66,055	3.2%
Loans held for sale				3,156	2,803	12.6
HFI loans, net of deferred fees				47,875	48,572	(1.4)
Investment securities				10,374	8,802	17.9
Total deposits				51,041	53,712	(5.0)
Borrowings				9,567	5,210	83.6
Qualifying debt				888	891	(0.3)
Stockholders' equity				5,685	4,959	14.6
Tangible common equity, net of tax (1)				4,718	3,971	18.8
Common equity Tier 1 capital				5,348	4,897	9.2

Selected Income Statement Data:
	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2023	2022	Change %	2023	2022	Change %
	(in millions, except per share data)			(in millions, except per share data)
Interest income	$1,000.8	$579.6	72.7%	$1,969.7	$1,064.1	85.1%
Interest expense	450.5	54.6	NM	809.5	89.6	NM
Net interest income	550.3	525.0	4.8	1,160.2	974.5	19.1
Provision for credit losses	21.8	27.5	(20.7)	41.2	36.5	12.9
Net interest income after provision for credit losses	528.5	497.5	6.2	1,119.0	938.0	19.3
Non-interest income	119.0	95.0	25.3	61.0	201.3	(69.7)
Non-interest expense	387.4	268.9	44.1	735.3	517.5	42.1
Income before income taxes	260.1	323.6	(19.6)	444.7	621.8	(28.5)
Income tax expense	44.4	63.4	(30.0)	86.8	121.5	(28.6)
Net income	215.7	260.2	(17.1)	357.9	500.3	(28.5)
Dividends on preferred stock	3.2	3.2	—	6.4	6.4	—
Net income available to common stockholders	$212.5	$257.0	(17.3)	$351.5	$493.9	(28.8)
Diluted earnings per common share	$1.96	$2.39	(18.0)	$3.24	$4.61	(29.7)

(1)    See Reconciliation of Non-GAAP Financial Measures.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2023	2022	Change %	2023	2022	Change %
Diluted earnings per common share	$1.96	$2.39	(18.0)%	$3.24	$4.61	(29.7)%
Book value per common share	49.22	43.07	14.3
Tangible book value per common share, net of tax (1)	43.09	36.67	17.5
Average common shares outstanding (in millions):
Basic	108.3	107.3	0.9	108.2	106.7	1.5
Diluted	108.3	107.7	0.6	108.3	107.1	1.1
Common shares outstanding	109.5	108.3	1.1

Selected Performance Ratios:
Return on average assets (2)	1.23%	1.62%	(24.1)%	1.02%	1.63%	(37.4)%
Return on average tangible common equity (1, 2)	18.2	25.6	(28.9)	15.2	24.8	(38.7)
Net interest margin (2)	3.42	3.54	(3.4)	3.60	3.44	4.7
Efficiency ratio - tax equivalent basis (1)	50.5	40.4	25.0	46.7	43.1	8.4
HFI loan to deposit ratio	93.8	90.4	3.8

Asset Quality Ratios:
Net charge-offs to average loans outstanding (2)	0.06%	0.01%	NM	0.05%	0.01%	NM
Nonaccrual loans to funded HFI loans	0.53	0.18	NM
Nonaccrual loans and repossessed assets to total assets	0.39	0.15	NM
Allowance for loan losses to funded HFI loans	0.67	0.56	19.6
Allowance for loan losses to nonaccrual HFI loans	125	321	(61.0)

Capital Ratios:
	Jun 30, 2023	Mar 31, 2023	Jun 30, 2022
Tangible common equity (1)	7.0%	6.5%	6.1%
Common Equity Tier 1 (3)	10.1	9.4	9.0
Tier 1 Leverage ratio (3)	8.1	7.8	7.6
Tier 1 Capital (3)	10.8	10.1	9.7
Total Capital (3)	13.0	12.1	11.9

(1)    See Reconciliation of Non-GAAP Financial Measures.
(2)    Annualized on an actual/actual basis for periods less than 12 months.
(3)    Capital ratios for June 30, 2023 are preliminary.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(dollars in millions, except per share data)
Interest income:
Loans	$857.2	$516.6	$1,689.9	$951.3
Investment securities	112.4	59.3	208.5	107.3
Other	31.2	3.7	71.3	5.5
Total interest income	1,000.8	579.6	1,969.7	1,064.1
Interest expense:
Deposits	251.1	27.1	482.7	41.2
Qualifying debt	9.5	8.6	18.8	17.0
Borrowings	189.9	18.9	308.0	31.4
Total interest expense	450.5	54.6	809.5	89.6
Net interest income	550.3	525.0	1,160.2	974.5
Provision for credit losses	21.8	27.5	41.2	36.5
Net interest income after provision for credit losses	528.5	497.5	1,119.0	938.0
Non-interest income:
Net gain on loan origination and sale activities	62.3	27.2	93.7	64.1
Net loan servicing revenue	24.1	45.4	66.0	86.5
Service charges and fees	20.8	7.6	30.3	14.6
Commercial banking related income	6.0	5.8	12.2	10.9
Gain on recovery from credit guarantees	1.2	9.0	4.5	11.3
Income from equity investments	0.7	5.2	2.1	9.3
(Loss) gain on sales of investment securities	(13.6)	(0.2)	(26.1)	6.7
Fair value gain (loss) adjustments, net	12.7	(10.0)	(135.1)	(16.6)
Other	4.8	5.0	13.4	14.5
Total non-interest income	119.0	95.0	61.0	201.3
Non-interest expenses:
Salaries and employee benefits	145.6	139.0	294.5	277.3
Deposit costs	91.0	18.1	177.9	27.4
Insurance	33.0	6.9	48.7	14.1
Data processing	28.6	19.7	55.0	37.3
Legal, professional, and directors' fees	26.4	25.1	49.5	49.1
Loan servicing expenses	18.4	14.7	32.2	25.5
Occupancy	15.4	13.0	31.9	25.8
Loan acquisition and origination expenses	5.6	6.4	10.0	12.9
Business development and marketing	5.0	5.4	10.2	9.8
Net loss on sales and valuations of repossessed and other assets	0.5	(0.3)	0.5	(0.2)
Gain on extinguishment of debt	(0.7)	—	(13.4)	—
Other	18.6	20.9	38.3	38.5
Total non-interest expense	387.4	268.9	735.3	517.5
Income before income taxes	260.1	323.6	444.7	621.8
Income tax expense	44.4	63.4	86.8	121.5
Net income	215.7	260.2	357.9	500.3
Dividends on preferred stock	3.2	3.2	6.4	6.4
Net income available to common stockholders	$212.5	$257.0	$351.5	$493.9

Earnings per common share:
Diluted shares	108.3	107.7	108.3	107.1
Diluted earnings per share	$1.96	$2.39	$3.24	$4.61

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
	(in millions, except per share data)
Interest income:
Loans	$857.2	$832.7	$785.1	$657.0	$516.6
Investment securities	112.4	96.1	89.4	75.9	59.3
Other	31.2	40.1	13.8	6.5	3.7
Total interest income	1,000.8	968.9	888.3	739.4	579.6
Interest expense:
Deposits	251.1	231.6	157.6	77.6	27.1
Qualifying debt	9.5	9.3	9.1	8.9	8.6
Borrowings	189.9	118.1	81.9	50.8	18.9
Total interest expense	450.5	359.0	248.6	137.3	54.6
Net interest income	550.3	609.9	639.7	602.1	525.0
Provision for credit losses	21.8	19.4	3.1	28.5	27.5
Net interest income after provision for credit losses	528.5	590.5	636.6	573.6	497.5
Non-interest income:
Net gain on loan origination and sale activities	62.3	31.4	25.4	14.5	27.2
Net loan servicing revenue	24.1	41.9	21.4	23.0	45.4
Service charges and fees	20.8	9.5	5.9	6.5	7.6
Commercial banking related income	6.0	6.2	5.5	5.1	5.8
Gain on recovery from credit guarantees	1.2	3.3	3.0	0.4	9.0
Income from equity investments	0.7	1.4	4.2	4.3	5.2
(Loss) gain on sales of investment securities	(13.6)	(12.5)	0.1	—	(0.2)
Fair value gain (loss) adjustments, net	12.7	(147.8)	(9.2)	(2.8)	(10.0)
Other	4.8	8.6	5.2	10.8	5.0
Total non-interest income	119.0	(58.0)	61.5	61.8	95.0
Non-interest expenses:
Salaries and employee benefits	145.6	148.9	125.7	136.5	139.0
Deposit costs	91.0	86.9	82.2	56.2	18.1
Insurance	33.0	15.7	8.9	8.1	6.9
Data processing	28.6	26.4	23.9	21.8	19.7
Legal, professional, and directors' fees	26.4	23.1	26.0	24.8	25.1
Loan servicing expenses	18.4	13.8	14.8	15.2	14.7
Occupancy	15.4	16.5	15.8	13.9	13.0
Loan acquisition and origination expenses	5.6	4.4	4.4	5.8	6.4
Business development and marketing	5.0	5.2	7.3	5.0	5.4
Net loss (gain) on sales and valuations of repossessed and other assets	0.5	—	(0.3)	(0.2)	(0.3)
Gain on extinguishment of debt	(0.7)	(12.7)	—	—	—
Other	18.6	19.7	24.7	18.7	20.9
Total non-interest expense	387.4	347.9	333.4	305.8	268.9
Income before income taxes	260.1	184.6	364.7	329.6	323.6
Income tax expense	44.4	42.4	71.7	65.6	63.4
Net income	215.7	142.2	293.0	264.0	260.2
Dividends on preferred stock	3.2	3.2	3.2	3.2	3.2
Net income available to common stockholders	$212.5	$139.0	$289.8	$260.8	$257.0

Earnings per common share:
Diluted shares	108.3	108.3	108.4	107.9	107.7
Diluted earnings per share	$1.96	$1.28	$2.67	$2.42	$2.39

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
	(in millions)
Assets:
Cash and due from banks	$2,153	$3,639	$1,043	$1,610	$1,886
Investment securities	10,374	9,493	8,760	8,603	8,802
Loans held for sale	3,156	7,022	1,184	2,204	2,803
Loans held for investment:
Commercial and industrial	16,657	15,503	20,710	22,318	20,754
Commercial real estate - non-owner occupied	9,913	9,617	9,319	8,668	7,775
Commercial real estate - owner occupied	1,805	1,809	1,818	1,848	1,848
Construction and land development	4,428	4,407	4,013	3,621	3,231
Residential real estate	15,000	15,024	15,928	15,674	14,908
Consumer	72	75	74	72	56
Loans HFI, net of deferred fees	47,875	46,435	51,862	52,201	48,572
Allowance for loan losses	(321)	(305)	(310)	(304)	(273)
Loans HFI, net of deferred fees and allowance	47,554	46,130	51,552	51,897	48,299
Mortgage servicing rights	1,007	910	1,148	1,044	826
Premises and equipment, net	315	293	276	237	210
Operating lease right-of-use asset	151	156	163	131	136
Other assets acquired through foreclosure, net	11	11	11	11	12
Bank owned life insurance	184	183	182	181	180
Goodwill and other intangibles, net	674	677	680	682	695
Other assets	2,581	2,533	2,735	2,565	2,206
Total assets	$68,160	$71,047	$67,734	$69,165	$66,055
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$16,733	$16,465	$19,691	$24,926	$23,721
Interest bearing:
Demand	12,646	10,719	9,507	8,350	8,387
Savings and money market	13,085	13,845	19,397	19,202	19,026
Certificates of deposit	8,577	6,558	5,049	3,111	2,578
Total deposits	51,041	47,587	53,644	55,589	53,712
Borrowings	9,567	15,853	6,299	6,319	5,210
Qualifying debt	888	895	893	889	891
Operating lease liability	179	184	185	149	151
Accrued interest payable and other liabilities	800	1,007	1,357	1,198	1,132
Total liabilities	62,475	65,526	62,378	64,144	61,096
Stockholders' Equity:
Preferred stock	295	295	295	295	295
Common stock and additional paid-in capital	2,064	2,054	2,058	2,049	1,990
Retained earnings	3,937	3,764	3,664	3,413	3,192
Accumulated other comprehensive loss	(611)	(592)	(661)	(736)	(518)
Total stockholders' equity	5,685	5,521	5,356	5,021	4,959
Total liabilities and stockholders' equity	$68,160	$71,047	$67,734	$69,165	$66,055

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses on Loans
Unaudited
	Three Months Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
	(in millions)
Allowance for loan losses
Balance, beginning of period	$304.7	$309.7	$304.1	$273.2	$257.6
Provision for credit losses (1)	23.8	1.0	7.4	29.0	17.0
Recoveries of loans previously charged-off:
Commercial and industrial	0.7	3.2	0.3	3.8	0.8
Commercial real estate - non-owner occupied	—	—	—	0.1	—
Commercial real estate - owner occupied	—	—	0.1	—	0.1
Construction and land development	—	—	—	0.1	—
Residential real estate	—	—	—	—	0.1
Consumer	0.1	—	—	—	—
Total recoveries	0.8	3.2	0.4	4.0	1.0
Loans charged-off:
Commercial and industrial	6.0	9.1	1.1	2.1	2.4
Commercial real estate - non-owner occupied	2.2	—	—	—	—
Commercial real estate - owner occupied	—	—	0.5	—	—
Construction and land development	—	—	0.6	—	—
Residential real estate	—	—	—	—	—
Consumer	—	0.1	—	—	—
Total loans charged-off	8.2	9.2	2.2	2.1	2.4
Net loan charge-offs (recoveries)	7.4	6.0	1.8	(1.9)	1.4
Balance, end of period	$321.1	$304.7	$309.7	$304.1	$273.2

Allowance for unfunded loan commitments
Balance, beginning of period	$44.8	$47.0	$52.1	$53.8	$43.3
(Recovery of) provision for credit losses (1)	(3.7)	(2.2)	(5.1)	(1.7)	10.5
Balance, end of period (2)	$41.1	$44.8	$47.0	$52.1	$53.8

Components of the allowance for credit losses on loans
Allowance for loan losses	$321.1	$304.7	$309.7	$304.1	$273.2
Allowance for unfunded loan commitments	41.1	44.8	47.0	52.1	53.8
Total allowance for credit losses on loans	$362.2	$349.5	$356.7	$356.2	$327.0

Net charge-offs (recoveries) to average loans - annualized	0.06%	0.05%	0.01%	(0.02)%	0.01%

Allowance ratios
Allowance for loan losses to funded HFI loans (3)	0.67%	0.66%	0.60%	0.58%	0.56%
Allowance for credit losses to funded HFI loans (3)	0.76	0.75	0.69	0.68	0.67
Allowance for loan losses to nonaccrual HFI loans	125	285	364	338	321
Allowance for credit losses to nonaccrual HFI loans	141	327	420	396	385
(1)    The above tables reflect the provision for credit losses on funded and unfunded loans. There was a $2.2 million provision for credit losses on AFS investment securities and a $0.5 million provision release on HTM investment securities for the three months ended June 30, 2023. The allowance for credit losses on AFS and HTM investment securities totaled $4.4 million and $6.0 million, respectively, as of June 30, 2023.
(2)    The allowance for unfunded loan commitments is included as part of accrued interest payable and other liabilities on the balance sheet.
(3)    Ratio includes an allowance for credit losses of $21.4 million as of June 30, 2023 related to a pool of loans covered under three separate credit linked note transactions.

Western Alliance Bancorporation and Subsidiaries
Asset Quality Metrics
Unaudited
	Three Months Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
	(in millions)
Nonaccrual loans and repossessed assets
Nonaccrual loans	$256	$107	$85	$90	$85
Nonaccrual loans to funded HFI loans	0.53%	0.23%	0.16%	0.17%	0.17%
Repossessed assets	$11	$11	$11	$11	$12
Nonaccrual loans and repossessed assets to total assets	0.39%	0.17%	0.14%	0.15%	0.15%

Loans Past Due
Loans past due 90 days, still accruing (1)	$—	$1	$—	$—	$—
Loans past due 90 days, still accruing to funded HFI loans	—%	—%	—%	—%	—%
Loans past due 30 to 89 days, still accruing (2)	$121	$58	$70	$56	$117
Loans past due 30 to 89 days, still accruing to funded HFI loans	0.25%	0.13%	0.13%	0.11%	0.24%

Other credit quality metrics
Special mention loans	$694	$320	$351	$312	$317
Special mention loans to funded HFI loans	1.45%	0.69%	0.68%	0.60%	0.65%

Classified loans on accrual	$324	$325	$280	$268	$232
Classified loans on accrual to funded HFI loans	0.68%	0.70%	0.54%	0.51%	0.48%
Classified assets	$604	$459	$393	$385	$346
Classified assets to total assets	0.89%	0.65%	0.58%	0.56%	0.52%
(1)    Excludes government guaranteed residential mortgage loans of $481 million, $494 million, $582 million, $644 million, and $555 million as of each respective date in the table above.
(2)    Excludes government guaranteed residential mortgage loans of $289 million, $281 million, $334 million, $245 million, and $161 million as of each respective date in the table above.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	June 30, 2023			March 31, 2023
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)
Interest earning assets
Loans held for sale	$6,343	$105.2	6.65%	$2,153	$31.3	5.90%
Loans held for investment:
Commercial and industrial	15,712	302.3	7.78	20,481	368.2	7.35
CRE - non-owner occupied	9,754	180.7	7.44	9,520	169.4	7.22
CRE - owner occupied	1,816	25.1	5.66	1,809	24.6	5.62
Construction and land development	4,420	103.6	9.40	4,230	93.3	8.94
Residential real estate	15,006	139.0	3.72	15,839	144.7	3.71
Consumer	73	1.3	7.15	73	1.2	6.82
Total HFI loans (1), (2), (3)	46,781	752.0	6.48	51,952	801.4	6.28
Securities:
Securities - taxable	7,879	91.4	4.65	6,658	75.2	4.58
Securities - tax-exempt	2,062	21.0	5.12	2,117	20.9	5.00
Total securities (1)	9,941	112.4	4.76	8,775	96.1	4.68
Cash and other	2,584	31.2	4.84	3,331	40.1	4.88
Total interest earning assets	65,649	1,000.8	6.17	66,211	968.9	5.99
Non-interest earning assets
Cash and due from banks	259			265
Allowance for credit losses	(314)			(315)
Bank owned life insurance	183			182
Other assets	4,361			4,931
Total assets	$70,138			$71,274
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$11,893	$80.2	2.71%	$10,534	$68.2	2.63%
Savings and money market	13,167	87.2	2.66	18,066	115.5	2.59
Certificates of deposit	7,626	83.7	4.40	5,520	47.9	3.52
Total interest-bearing deposits	32,686	251.1	3.08	34,120	231.6	2.75
Short-term borrowings	12,195	170.4	5.60	7,288	87.5	4.87
Long-term debt	826	19.5	9.45	1,275	30.6	9.73
Qualifying debt	895	9.5	4.27	893	9.3	4.24
Total interest-bearing liabilities	46,602	450.5	3.88	43,576	359.0	3.34
Interest cost of funding earning assets			2.75			2.20
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	16,701			20,521
Other liabilities	1,183			1,589
Stockholders’ equity	5,652			5,588
Total liabilities and stockholders' equity	$70,138			$71,274
Net interest income and margin (4)		$550.3	3.42%		$609.9	3.79%

(1)     Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $8.7 million and $8.8 million for the three months ended June 30, 2023 and March 31, 2023, respectively.
(2)    Included in the yield computation are net loan fees of $36.8 million and $35.6 million for the three months ended June 30, 2023 and March 31, 2023, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	June 30, 2023			June 30, 2022
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)
Interest earning assets
Loans held for sale	$6,343	$105.2	6.65%	$4,333	$43.1	3.99%
Loans held for investment:
Commercial and industrial	15,712	302.3	7.78	19,576	205.6	4.27
CRE - non-owner-occupied	9,754	180.7	7.44	7,152	83.1	4.67
CRE - owner-occupied	1,816	25.1	5.66	1,836	22.7	5.05
Construction and land development	4,420	103.6	9.40	3,336	47.7	5.73
Residential real estate	15,006	139.0	3.72	13,698	113.8	3.33
Consumer	73	1.3	7.15	58	0.6	4.29
Total loans HFI (1), (2), (3)	46,781	752.0	6.48	45,656	473.5	4.19
Securities:
Securities - taxable	7,879	91.4	4.65	6,674	41.3	2.48
Securities - tax-exempt	2,062	21.0	5.12	2,017	18.0	4.53
Total securities (1)	9,941	112.4	4.76	8,691	59.3	2.94
Cash and other	2,584	31.2	4.84	1,650	3.7	0.91
Total interest earning assets	65,649	1,000.8	6.17	60,330	579.6	3.91
Non-interest earning assets
Cash and due from banks	259			262
Allowance for credit losses	(314)			(266)
Bank owned life insurance	183			179
Other assets	4,361			3,766
Total assets	$70,138			$64,271
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$11,893	$80.2	2.71%	$8,346	$8.0	0.38%
Savings and money market accounts	13,167	87.2	2.66	18,771	16.5	0.35
Certificates of deposit	7,626	83.7	4.40	2,040	2.6	0.52
Total interest-bearing deposits	32,686	251.1	3.08	29,157	27.1	0.37
Short-term borrowings	12,195	170.4	5.60	2,917	8.6	1.19
Long-term debt	826	19.5	9.45	786	10.3	5.24
Qualifying debt	895	9.5	4.27	894	8.6	3.85
Total interest-bearing liabilities	46,602	450.5	3.88	33,754	54.6	0.65
Interest cost of funding earning assets			2.75			0.37
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	16,701			24,327
Other liabilities	1,183			1,169
Stockholders’ equity	5,652			5,021
Total liabilities and stockholders' equity	$70,138			$64,271
Net interest income and margin (4)		$550.3	3.42%		$525.0	3.54%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $8.7 million and $8.2 million for the three months ended June 30, 2023 and 2022, respectively.
(2)    Included in the yield computation are net loan fees of $36.8 million and $36.4 million for the three months ended June 30, 2023 and 2022, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Six Months Ended
	June 30, 2023			June 30, 2022
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)
Interest earning assets
Loans HFS	$4,260	$136.5	6.46%	$5,421	$93.6	3.48%
Loans HFI:
Commercial and industrial	18,083	670.5	7.54	18,537	371.5	4.10
CRE - non-owner occupied	9,638	350.1	7.33	6,922	156.2	4.56
CRE - owner occupied	1,812	49.7	5.64	1,847	45.5	5.06
Construction and land development	4,325	196.8	9.18	3,214	89.3	5.61
Residential real estate	15,420	283.8	3.71	12,050	194.1	3.25
Consumer	73	2.5	6.99	55	1.1	4.14
Total loans HFI (1), (2), (3)	49,351	1,553.4	6.38	42,625	857.7	4.09
Securities:
Securities - taxable	7,271	166.6	4.62	6,107	71.1	2.35
Securities - tax-exempt	2,090	41.9	5.06	2,076	36.2	4.41
Total securities (1)	9,361	208.5	4.72	8,183	107.3	2.86
Other	2,956	71.3	4.86	1,853	5.5	0.60
Total interest earning assets	65,928	1,969.7	6.08	58,082	1,064.1	3.75
Non-interest earning assets
Cash and due from banks	262			254
Allowance for credit losses	(314)			(264)
Bank owned life insurance	183			180
Other assets	4,644			3,534
Total assets	$70,703			$61,786
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$11,217	$148.5	2.67%	$8,046	$10.7	0.27%
Savings and money market accounts	15,604	202.7	2.62	18,453	26.1	0.29
Certificates of deposit	6,578	131.5	4.03	1,981	4.4	0.45
Total interest-bearing deposits	33,399	482.7	2.90	28,480	41.2	0.29
Short-term borrowings	9,757	258.0	5.33	2,038	10.4	1.03
Long-term debt	1,049	50.0	9.62	778	21.0	5.45
Qualifying debt	894	18.8	4.24	895	17.0	3.83
Total interest-bearing liabilities	45,099	809.5	3.62	32,191	89.6	0.56
Interest cost of funding earning assets			2.48			0.31
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	18,600			23,458
Other liabilities	1,384			1,132
Stockholders’ equity	5,620			5,005
Total liabilities and stockholders' equity	$70,703			$61,786
Net interest income and margin (4)		$1,160.2	3.60%		$974.5	3.44%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $17.5 million and $16.2 million for the six ended June 30, 2023 and 2022, respectively.
(2)    Included in the yield computation are net loan fees of $72.4 million and $65.5 million for the six ended June 30, 2023 and 2022, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:
	Consolidated Company	Commercial	Consumer Related	Corporate & Other
At June 30, 2023:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$12,527	$13	$150	$12,364
Loans HFS	3,156	1,049	2,107	—
Loans HFI, net of deferred fees and costs	47,875	28,139	19,736	—
Less: allowance for credit losses	(321)	(269)	(52)	—
Net loans HFI	47,554	27,870	19,684	—
Other assets acquired through foreclosure, net	11	11	—	—
Goodwill and other intangible assets, net	674	293	381	—
Other assets	4,238	567	1,693	1,978
Total assets	$68,160	$29,803	$24,015	$14,342
Liabilities:
Deposits	$51,041	$21,460	$22,380	$7,201
Borrowings and qualifying debt	10,455	6	1,489	8,960
Other liabilities	979	70	173	736
Total liabilities	62,475	21,536	24,042	16,897
Allocated equity:	5,685	2,516	1,729	1,440
Total liabilities and stockholders' equity	$68,160	$24,052	$25,771	$18,337
Excess funds provided (used)	—	(5,751)	1,756	3,995

No. of offices	56	46	8	2
No. of full-time equivalent employees	3,336	652	726	1,958

Income Statement:

Three Months Ended June 30, 2023:	(in millions)
Net interest income	$550.3	$356.5	$204.8	$(11.0)
Provision for credit losses	21.8	18.2	1.9	1.7
Net interest income (expense) after provision for credit losses	528.5	338.3	202.9	(12.7)
Non-interest income	119.0	30.8	86.1	2.1
Non-interest expense	387.4	147.7	232.3	7.4
Income (loss) before income taxes	260.1	221.4	56.7	(18.0)
Income tax expense (benefit)	44.4	21.7	(2.2)	24.9
Net income (loss)	$215.7	$199.7	$58.9	$(42.9)

Six Months Ended June 30, 2023:	(in millions)
Net interest income	$1,160.2	$746.0	$404.0	$10.2
Provision for credit losses	41.2	15.6	3.4	22.2
Net interest income (expense) after provision for credit losses	1,119.0	730.4	400.6	(12.0)
Non-interest income	61.0	(65.9)	137.1	(10.2)
Non-interest expense	735.3	283.6	424.4	27.3
Income (loss) before provision for income taxes	444.7	380.9	113.3	(49.5)
Income tax expense (benefit)	86.8	60.2	10.5	16.1
Net income (loss)	$357.9	$320.7	$102.8	$(65.6)

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:
	Consolidated Company	Commercial	Consumer Related	Corporate & Other
At December 31, 2022:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$9,803	$12	$—	$9,791
Loans held for sale	1,184	—	1,184	—
Loans, net of deferred fees and costs	51,862	31,414	20,448	—
Less: allowance for credit losses	(310)	(262)	(48)	—
Total loans	51,552	31,152	20,400	—
Other assets acquired through foreclosure, net	11	11	—	—
Goodwill and other intangible assets, net	680	293	387	—
Other assets	4,504	435	2,180	1,889
Total assets	$67,734	$31,903	$24,151	$11,680
Liabilities:
Deposits	$53,644	$29,494	$18,492	$5,658
Borrowings and qualifying debt	7,192	27	340	6,825
Other liabilities	1,542	83	656	803
Total liabilities	62,378	29,604	19,488	13,286
Allocated equity:	5,356	2,684	1,691	981
Total liabilities and stockholders' equity	$67,734	$32,288	$21,179	$14,267
Excess funds provided (used)	—	385	(2,972)	2,587

No. of offices	56	46	8	2
No. of full-time equivalent employees	3,365	671	785	1,909

Income Statement:

Three Months Ended June 30, 2022:	(in millions)
Net interest income	$525.0	$370.5	$219.4	$(64.9)
Provision for (recovery of) credit losses	27.5	32.7	(5.2)	—
Net interest income (expense) after provision for credit losses	497.5	337.8	224.6	(64.9)
Non-interest income	95.0	18.0	74.6	2.4
Non-interest expense	268.9	115.9	139.1	13.9
Income (loss) before income taxes	323.6	239.9	160.1	(76.4)
Income tax expense (benefit)	63.4	57.3	38.1	(32.0)
Net income (loss)	$260.2	$182.6	$122.0	$(44.4)

Six Months Ended June 30, 2022:	(in millions)
Net interest income	$974.5	$705.3	$402.7	$(133.5)
Provision for credit losses (recovery of)	36.5	33.2	5.3	(2.0)
Net interest income (expense) after provision for credit losses	938.0	672.1	397.4	(131.5)
Non-interest income	201.3	34.9	153.8	12.6
Non-interest expense	517.5	230.4	264.1	23.0
Income (loss) before income taxes	621.8	476.6	287.1	(141.9)
Income tax expense (benefit)	121.5	113.4	68.5	(60.4)
Net income (loss)	$500.3	$363.2	$218.6	$(81.5)

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
	(in millions)
Net interest income	$550.3	$609.9	$639.7	$602.1	$525.0
Total non-interest income	119.0	(58.0)	61.5	61.8	95.0
Adjusted for:
Loss (gain) on sales of investment securities	13.6	12.5	(0.1)	—	0.2
Fair value (gain) loss adjustments, net	(12.7)	147.8	9.2	2.8	10.0
Total non-interest income, adjusted	$119.9	$102.3	$70.6	$64.6	$105.2
Net revenue, adjusted	$670.2	$712.2	$710.3	$666.7	$630.2
Total non-interest expense	387.4	347.9	333.4	305.8	268.9
Adjusted for:
Gain on extinguishment of debt	0.7	12.7	—	—	—
Total non-interest expense, adjusted	$388.1	$360.6	$333.4	$305.8	$268.9
Pre-provision net revenue (1)	$282.1	$351.6	$376.9	$360.9	$361.3
Less:
Provision for credit losses	21.8	19.4	3.1	28.5	27.5
Income tax expense	44.4	42.4	71.7	65.6	63.4
Loss (gain) on sales of investment securities	13.6	12.5	(0.1)	—	0.2
Fair value (gain) loss adjustments, net	(12.7)	147.8	9.2	2.8	10.0
Plus: Gain on extinguishment of debt	0.7	12.7	—	—	—
Net income	$215.7	$142.2	$293.0	$264.0	$260.2

Efficiency Ratio by Quarter:
Total non-interest expense, adjusted	$388.1	$360.6	$333.4	$305.8	$268.9
Less: Deposit costs	91.0	86.9	82.2	56.2	18.1
Divided by:
Total net interest income	550.3	609.9	639.7	602.1	525.0
Plus:
Tax equivalent interest adjustment	8.7	8.8	9.0	8.5	8.2
Total non-interest income, adjusted	119.9	102.3	70.6	64.6	105.2
Less: Deposit costs	91.0	86.9	82.2	56.2	18.1
	$587.9	$634.1	$637.1	$619.0	$620.3
Efficiency ratio - tax equivalent basis (2)	50.5%	43.2%	39.4%	40.3%	40.4%

Earnings per Share, Adjusted:
Three Months Ended 3/31/2023:	(in millions)
Net income available to common stockholders	$139.0
Adjusted for:
Loss on sales of investment securities	12.5
Fair value loss adjustments, net	147.8
Gain on extinguishment of debt	(12.7)
Tax effect of adjustments	(37.9)
Net income available to common stockholders, adjusted	$248.7
Diluted shares	108.3
Diluted earnings per share, adjusted (1)	$2.30

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Tangible Common Equity:
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
	(dollars and shares in millions)
Total stockholders' equity	$5,685	$5,521	$5,356	$5,021	$4,959
Less:
Goodwill and intangible assets	674	677	680	682	695
Preferred stock	295	295	295	295	295
Total tangible common equity	4,716	4,549	4,381	4,044	3,969
Plus: deferred tax - attributed to intangible assets	2	2	2	3	2
Total tangible common equity, net of tax	$4,718	$4,551	$4,383	$4,047	$3,971
Total assets	$68,160	$71,047	$67,734	$69,165	$66,055
Less: goodwill and intangible assets, net	674	677	680	682	695
Tangible assets	67,486	70,370	67,054	68,483	65,360
Plus: deferred tax - attributed to intangible assets	2	2	2	3	2
Total tangible assets, net of tax	$67,488	$70,372	$67,056	$68,486	$65,362
Tangible common equity ratio (3)	7.0%	6.5%	6.5%	5.9%	6.1%
Common shares outstanding	109.5	109.5	108.9	108.9	108.3
Tangible book value per share, net of tax (3)	$43.09	$41.56	$40.25	$37.16	$36.67

Non-GAAP Financial Measures Footnotes

(1)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(2)	We believe this non-GAAP ratio provides a useful metric to measure the efficiency of the Company.
(3)	We believe this non-GAAP metric provides an important metric with which to analyze and evaluate the financial condition and capital strength of the Company.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476